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                                                                    Exhibit 23.1


                         Consent of Independent Auditors

We consent to the incorporation by reference of our report dated September 17, 2002 (except for Note 11 as to which the date is September 24, 2002), with respect to the consolidated financial statements and schedule of Blue Rhino Corporation included in its Annual Report on Form 10-K for the year ended
July 31, 2002, in the following:


     - Form S-8 (No. 333-80909) pertaining to the Company's Amended and Restated Stock Option Plan for Non-Employee Directors;

     - Form S-8 (No. 333-60366) pertaining to the Company's Amended and Restated Stock Option Plan for Non-Employee Directors, as amended;

     - Form S-8 (No. 333-80907) pertaining to the Company's 1994 Stock Incentive Plan;

     - Form S-8 (No. 333-83262) pertaining to the Company's 1998 Stock Incentive Plan;

     - Form S-8 (No. 333-80911) pertaining to the Company's 1998 Stock Incentive Plan;

     - Form S-8 (No. 333-60368) pertaining to the Company's 1998 Stock Incentive Plan, as amended; and

     - Form S-8 (No. 333-94039) pertaining to the Company's Employee Stock Purchase Plan.

     - Form S-3 (Nos. 333-96593, 333-86798, 333-69790, 333-46540 and 333-90897)




                                                        /s/ ERNST & YOUNG LLP



Greensboro, North Carolina
October 3, 2002